SECOND AMENDMENT TO FORBEARANCE AGREEMENT

          THIS SECOND AMENDMENT TO FORBEARANCE AGREEMENT (the "Amendment") is entered into as of May 1, 2001, by and between NORTHLAND CRANBERRIES, INC., a Wisconsin corporation (the "Company"), and THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation ("Equitable").

                                   WITNESSETH:

          WHEREAS, Equitable and the Company are parties to that certain Forbearance Agreement, dated as of January 22, 2001 (the "Original Agreement"), as amended by that certain First Amendment to Forbearance Agreement dated as of April 12, 2001 (the "First Amendment", and together with the Original Agreement, the "Forbearance Agreement"); and

          WHEREAS, the Forbearance Agreement provided that the Forbearance Period would be in effect through and including April 30, 2001; and

          WHEREAS, the Company has asked Equitable to extend the term of the Forbearance Period; and

          WHEREAS, Equitable is willing to extend such term on the terms and conditions provided herein;

          NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Equitable and the Company hereby agree as follows:

     1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Original Agreement.

     2. Extension of Forbearance Period. Section 1(a) of the Forbearance Agreement is amended by deleting "April 30, 2001" and inserting "July 30, 2001" in its place.

     3. Consideration for Continued Forbearance. In consideration of Equitable's agreement to continue to forbear from taking certain actions during the Forbearance Period, as extended, the Company agrees that:

          (a) Simultaneously with the execution of this Amendment, the Company shall provide Equitable with (i) a fully executed copy of the third amendment to the Bank Forbearance Agreement, a copy of which is attached hereto as Exhibit A (the "Bank Amendment"), (ii) fully executed copies of all prior amendments to the Bank Forbearance Agreement, (iii) copies of all documents delivered to the Banks pursuant to the Bank Forbearance Agreement and all amendments thereto, and
(iv) copies of any other written agreements the Company entered into with any of the Banks. The Company agrees to not enter into any further amendments to the

Bank Forbearance Agreement, or any other agreements with the Banks, without giving prior written notice thereof to Equitable.

          (b) For the period commencing May 1, 2001 through the end of the Forbearance Period, the Company shall make interest payments to Equitable at the rate of five percent (5%) per annum of the principal amount of the Indebtedness. A payment in the amount of $79,565.30 shall be made simultaneously with the execution of this Amendment covering the period from May 1, 2001 through and including May 31, 2001, and a payment of $39,782.65 shall be made on each of June 15, 2001, June 30, 2001, July 15, 2001 and July 30, 2001. Equitable shall apply such payments to the interest accrued on the Notes. Other than the reduction resulting from such application, Equitable's receipt of such payments shall not constitute a waiver of Equitable's right to default interest under the Loan Documents or an agreement to reduce the amount of default rate interest due under the Loan Documents. Interest at the default rate shall continue to accrue under the Loan Documents. Equitable shall apply such payments against interest accrued under each of Note 1 and Note 2 pro-rata in accordance with the principal amount outstanding under each such Note.

          (c) The Company shall deliver to Equitable copies of all documents, certificates, notices and other information required to be delivered pursuant to the Bank Forbearance Agreement, as amended, to Agent (as defined in the Bank Forbearance Agreement), at the same time as such items are delivered to Agent.

          (d) The "Approved Budget" attached to the Bank Amendment shall be revised to reflect the payments to be made to Equitable pursuant to Paragraph 3(b) above and to provide for payment of real estate taxes on the Collateral which become due and payable during the Forbearance Period. The Approved Budget shall not be modified in any manner which adversely affects (i) the payment of costs and expenses with respect to the Collateral, or (ii) the payments required to be made to Equitable pursuant to the Forbearance Agreement, as amended hereby, without the prior written consent of Equitable.

          (e) The Company shall promptly notify Equitable of any failure by the Agent to make funds available to the Company pursuant to Section 5(h) of the Bank Forbearance Agreement which the Company directed Agent to make available to the Company pursuant to said Section 5(h).

          (f) The Company shall pay to Equitable all of its documented legal fees and expenses incurred after March 31, 2001 in connection with this Amendment, the Forbearance Agreement and the Loan, within 15 days of invoice.


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

          (g) The Company shall continue to comply with all covenants contained in the Forbearance Agreement, as amended hereby, and the Loan Documents (except as modified by the Forbearance Agreement).

     4. Representations. In order to induce Equitable to execute and deliver this Amendment, the Company hereby represents to Equitable that:

          (a) The Company has the power and authority to enter into, deliver, issue and perform all of its obligations under this Agreement. This Agreement, when duly executed and delivered on behalf of the Company, will constitute the legal, valid and binding obligations of theCompany enforceable against the Company in accordance with its terms.

          (b) No consent or authorization of, filing with, or act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. The execution, delivery and performance of this Agreement (i) has been duly authorized by all necessary action, where applicable, (ii) will not violate any requirement of law or any contractual obligation of the Company and (iii) will not result in, or require, the creation or imposition of any lien on any of its properties or revenues pursuant to any requirement of law or contractual obligation.

          (c) except as otherwise provided herein, as of the date hereof, the representations and warranties set forth in Section 8 of the Original Agreement are and shall remain true and correct.

     5. Release. THE COMPANY AND EQUITABLE AGREE THAT THE FORBEARANCE AGREEMENT, AS AMENDED BY THIS AMENDMENT, IS IN THE BEST INTERESTS OF BOTH THE COMPANY AND EQUITABLE. THE COMPANY ACKNOWLEDGES AND AGREES THAT EQUITABLE HAS ACTED IN GOOD FAITH IN ITS DEALINGS WITH THE COMPANY WITH RESPECT TO THE LOAN, THE LOAN DOCUMENTS, THE FORBEARANCE AGREEMENT AND THIS AMENDMENT AND THAT NEITHER EQUITABLE, LEND LEASE AGRI-BUSINESS, INC. NOR THEIR AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, REPRESENTATIVES, ATTORNEYS AND EMPLOYEES, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY THE "RELEASED PARTIES") HAS COMMITTED ANY ACTS OR OMISSIONS WITH RESPECT TO THE LOAN, THE LOAN DOCUMENTS, THE FORBEARANCE AGREEMENT AND/OR THIS AMENDMENT WHICH PRODUCE CLAIMS OF BAD FAITH, DURESS, EXCESSIVE CONTROL, JOINT VENTURE, OR OTHERWISE. THE COMPANY DOES HEREBY EXPRESSLY REMISE, RELEASE, ACQUIT, AND DISCHARGE ALL ACTIONS, CAUSES OF ACTION, SUITS, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, COVENANTS, CONTRACTS, DAMAGES, CLAIMS AND DEMANDS WHATSOEVER, IN LAW OR IN EQUITY WHICH THEY EVER HAD, OR NOW HAVE AGAINST THE RELEASED PARTIES RESULTING FROM, OR RELATING TO, OR IN ANY WAY ARISING OUT OF EQUITABLE'S ADMINISTRATION OR HANDLING OF THE LOAN, THE LOAN DOCUMENTS, THE FORBEARANCE AGREEMENT AND THIS AMENDMENT AND WHETHER DUE TO THE NEGLIGENCE, MALFEASANCE, MISFEASANCE, OR NONFEASANCE OF THE RELEASED PARTIES


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

IN CONNECTION WITH OR ARISING OUT OF OR IN ANY WAY RELATED TO THE
BORROWER/LENDER RELATIONSHIPS EXISTING, AND HEREBY ACKNOWLEDGED TO EXIST, BETWEEN THE COMPANY AND EQUITABLE. IT IS UNDERSTOOD AND AGREED THAT THIS RELEASE IS NOT TO BE CONSTRUED AS AN ADMISSION OF LIABILITY ON THE PART OF THE RELEASED PARTIES.

     6. Miscellaneous. The Company agrees and acknowledges that, except as specifically amended hereby, the Loan Documents and the Forbearance Agreement remain in full force and effect in accordance with their original terms. The liens and security interests created and provided for under the Loan Documents remain in full force and effect and shall not be affected, impaired or discharged by this Amendment. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date set forth above.


                                            NORTHLAND CRANBERRIES, INC.
                                            "Company"


                                       By:  /s/
                                            ------------------------------------
                                            John Swendrowski
                                    Title:  Chairman and CEO
                                  Address:  800 First Avenue South
                                            Wisconsin Rapids WI  54494


                                            THE EQUITABLE LIFE ASSURANCE
                                            SOCIETY OF THE UNITED STATES
                                            "Equitable"


                                       By:  /s/
                                            ------------------------------------
                                    Title:
                                  Address:



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